EXHIBIT 99.1
TRUSTEES: MAURICE MEYER III JOHN R. NORRIS III JAMES K. NORWOOD	TEXAS PACIFIC LAND TRUST 1700 Pacific Avenue Suite 2770 Dallas, Texas 75201 ______ Telephone (214) 969-5530	DAVID M. PETERSON General Agent

NEWS RELEASE

TEXAS PACIFIC LAND TRUST ANNOUNCES LAND SALE CONTRACT

TEXAS PACIFIC LAND TRUST

DALLAS, TEXAS, December 23, 2014 — Texas Pacific Land Trust (NYSE: TPL)
announced today that it has entered into a contract for the sale of approximately 19,607 acres of land in Upton/Crane Counties, Texas for aggregate consideration of $19,840,000. The Trust will retain its oil and gas royalty interests in the acres being sold. The closing of the transaction is scheduled for January 15, 2015.

This news release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding the Trust's future operations and prospects, the markets for real estate in the areas in which the Trust owns real estate, applicable zoning regulations, the markets for oil and gas, production limits on prorated oil and gas wells authorized by the Railroad Commission of Texas, expected competitions, management's intent, beliefs or current expectations with respect to the Trust's future financial performance and other matters. We assume no responsibility to update any such forward-looking statements.